EXHIBIT 21

                               CONMED Corporation
                         Subsidiaries of the Registrant

         Name                                  State or Country of Incorporation
         ----                                  ---------------------------------

Aspen Laboratories, Inc.                                   Colorado
CONMED Andover Medical, Inc.                               New York
CONMED Integrated O.R. Solutions, Inc                      New York
CONMED Receivables Corporation                             New York
Envision Medical Corporation                               California
GWH Limited Partnership                                    Florida
Largo Lakes I Limited Partnership                          Florida
Linvatec Corporation                                       Florida
Linvatec Austria                                           Austria
Linvatec Australia Pty. Ltd                                Australia
Linvatec Biomaterials, Inc.                                Pennsylvania
Linvatec Biomaterials, Ltd.                                Finland
Linvatec Belgium S.A.                                      Belgium
Linvatec Canada ULC                                        Canada
Linvatec Deutschland GmbH                                  Germany
Linvatec Europe SPRL                                       Belgium
Linvatec France S.A.R.L.                                   France
Linvatec Korea Ltd.                                        Korea
Linvatec Nederland B.V.                                    Netherlands
Linvatec Spain                                             Spain
Linvatec U.K. Ltd.                                         United Kingdom
CONMED Integrated Systems Canada ULC                       Canada
CONMED Israel Ltd.                                         Israel